                          AMENDED AND RESTATED BY-LAWS
                                       OF
                         DELAWARE GROUP GOVERNMENT FUND
                           A Delaware Statutory Trust


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation by the Board of Trustees, shareholders' meetings shall be held at the principal executive office of the Trust. For purposes of these Amended and Restated By-Laws (the "By-Laws"), the term "shareholder" shall mean a record owner of shares of the Trust.

         Section 2. CALL OF MEETING. A meeting of the shareholders may be called at any time by the Board of Trustees, the Chairperson (as defined under Section 3 of Article III herein) or by the President (as defined under Section 1 of
Article V herein). If the Trust is required under the Investment Company Act of 1940, as amended (the "1940 Act"), to hold a shareholders' meeting to elect trustees, the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act.

         Section 3. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given, in accordance with Section 4 of this Article, not less than seven (7) nor more than one-hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

         Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those shareholders present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

         When any shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board of Trustees shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

         Section 6. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.

         Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a shareholders' meeting. Abstentions and broker non-votes will be treated as votes present at a shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

         Unless otherwise determined by the Board of Trustees at the time it approves an action to be submitted to the shareholders for approval, shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the shareholders vote to the contrary. Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the Delaware Statutory Trust Act ("DSTA").

         Section 7. WRITTEN ACTION. Any action that might be taken at a meeting of the shareholders may be taken without a meeting in accordance with the provisions of the Trust's Agreement and Declaration of Trust, as may be amended from time to time.

         Section 8. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         Section 9. PROXIES. Every shareholder entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the shareholder's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the shareholder is received by the Trust before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

         With respect to any shareholders' meeting, the Trust may accept proxies by electronic transmission (as defined in the DSTA) or telephonic, computerized, telecommunications or any other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the shareholder's authorization is received within eleven (11) months before the meeting. A proxy with respect to shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

         Section 10. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees or the appropriate officers of the Trust may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint a person to fill the vacancy.



         The inspector shall:

         (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

         (b) receive votes, ballots or consents;

         (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) count and tabulate all votes or consents;

         (e) determine when the polls shall close;

         (f) determine the result; and

         (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Approved: May 19, 2005


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